Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2021 THIRD QUARTER RESULTS

NEW YORK, NY, November 4, 2021 – Alleghany Corporation (NYSE-Y) announced its financial results for the third quarter of 2021. Book value per share was $644.37, a decrease of (2.1%) from June 30, 2021 and an increase of 3.3% from December 31, 2020, respectively. Excluding accumulated other comprehensive income, book value per share decreased (1.4%) from June 30, 2021 and increased 6.2% from December 31, 2020.

Highlights for the quarter are summarized below1:

•
Net premiums written increased 21.1%, with reinsurance up 19.9% and insurance up 25.3%.
•
Underwriting loss was $200 million (combined ratio of 110.8%), compared with an underwriting loss of $81 million (combined ratio of 105.2%); excluding catastrophe and Pandemic2 losses, underwriting profit was $232 million (combined ratio of 87.4%), compared with $189 million (combined ratio of 87.9%).
•
Net investment income increased 2.9% to $133 million from $129 million.
•
Alleghany Capital revenue3 increased 38.2% to $986 million from $714 million.
•
Alleghany Capital earnings before income taxes and adjusted earnings before income taxes were $101 million and $114 million, respectively, compared with $70 million and $67 million, respectively.
•
(Losses) earnings per diluted share were $(8.60), compared with $8.86.
•
Adjusted (losses) earnings per diluted share were $(1.26), compared with $3.23.

Highlights for the first nine months are summarized below1:

•
Net premiums written increased 20.8%, with reinsurance up 21.3% and insurance up 19.2%.
•
Underwriting loss was $10 million (combined ratio of 100.2%), compared with an underwriting loss of $145 million (combined ratio of 103.2%); excluding catastrophe and Pandemic2 losses, underwriting profit was $692 million (combined ratio of 86.8%), compared with $471 million (combined ratio of 89.2%).
•
Net investment income increased 14.9% to $413 million from $360 million.
•
Alleghany Capital revenue3 increased 53.2% to $2,535 million from $1,654 million.
•
Alleghany Capital earnings before income taxes and adjusted earnings before income taxes were $187 million and $221 million, respectively, compared with $80 million and $77 million, respectively.
•
Earnings (losses) per diluted share were $37.22, compared with $(4.43).
•
Adjusted earnings per diluted share were $26.29, compared with $8.83.

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1 All comparisons are to the same period of the prior year, unless otherwise stated.

2 The COVID-19 global pandemic is referred to herein as the "Pandemic."

3 Relates to Alleghany Capital product and service revenues, formerly referred to as noninsurance revenue.

Weston Hicks, Chief Executive Officer, commented, “Alleghany’s businesses produced very strong underlying operating performance but significant catastrophe losses, mostly at TransRe, resulted in an adjusted loss of $14 million in the quarter. We continue to believe that reinsurance catastrophe pricing needs to improve further to generate an appropriate rate of return on the capital required to support the business given a changing climate.”

Joe Brandon, President, added, “Trans Re and RSUI delivered strong double-digit growth in premiums written during the quarter, benefiting from rate increases and generally improving market conditions. Net premiums written increased by 21%, driven by RSUI (+32%), TransRe (+20%) and CapSpecialty (+8%). In particular, rate-driven growth in professional lines and umbrella contributed to the significant increase in premiums written.

“Alleghany incurred catastrophe losses of approximately $434 million in the third quarter resulting primarily from Hurricane Ida and European floods. Excluding the $315 million after-tax, after reinstatement premium impact of catastrophe losses, Alleghany produced over $300 million of adjusted earnings in the quarter, benefitting from strong ex-catastrophe underwriting results and another excellent quarter at Alleghany Capital.

“The underlying combined ratio excluding catastrophe losses was 87.4% at the (re)insurance subsidiaries. RSUI delivered a 90.3% combined ratio including the impact of the catastrophe losses, demonstrating the strength of its underlying underwriting performance as well as its more modest exposure to the events due to prior underwriting actions.

“Alleghany Capital delivered record earnings in the third quarter reflecting strong seasonal order flow from Jazwares, excellent execution on substantial backlogs at W&W|AFCO Steel and significant growth at IPS. On a trailing twelve month basis, Alleghany Capital adjusted earnings before income taxes continued to grow and now exceed $295 million. On October 18, 2021, Alleghany Capital announced the acquisition of Linesight4 by IPS, a transformational transaction for these two companies as they expand globally and build on strong positions in several attractive long-term growth sectors.

“Looking to 2022, we are encouraged by the continuing underlying profitable growth in our businesses. In recognition of this and the strength of our balance sheet, we increased our pace of share buybacks during the quarter, repurchasing $91 million in shares.”

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4 Anchorbuoy Limited, along with its subsidiaries are known as “Linesight.”

The following table summarizes results for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2021	2020	Change	2021	2020	Change
	(in millions, except share and per share data)
Revenues:
Total revenues	$2,866.6	$2,522.9	13.6%	$8,449.1	$6,233.2	35.5%
Net premiums written	1,983.1	1,637.1	21.1%	5,616.1	4,648.8	20.8%
Alleghany Capital product and service revenues	986.4	713.8	38.2%	2,534.7	1,654.3	53.2%
Net investment income	133.0	129.3	2.9%	413.4	359.9	14.9%
Change in the fair value of equity securities	(136.1)	92.8	n/m	180.6	(188.0)	n/m

Earnings:
(Losses) earnings before income taxes	$(112.0)	$167.9	n/m	$706.8	$(68.5)	n/m
Underwriting loss	(200.2)	(81.3)	146.2%	(10.0)	(145.3)	(93.1%)
Net (losses) earnings attributable to Alleghany stockholders	(115.0)	126.5	n/m	518.7	(57.3)	n/m
Adjusted (losses) earnings	(13.5)	46.2	n/m	366.7	132.4	177.0%

Share and per share data:
(Losses) earnings per diluted share	$(8.60)	$8.86	n/m	$37.22	$(4.43)	n/m
Adjusted (losses) earnings per diluted share	(1.26)	3.23	n/m	26.29	8.83	n/m
Weighted average diluted shares outstanding	13,854,638	14,275,487	(2.9%)	13,939,015	14,332,320	(2.7%)

The following table summarizes the reinsurance and insurance segment catastrophe losses for the three and nine months ended September 30, 2021:

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	Reinsurance Segment	Insurance Segment	Total Segments	Reinsurance Segment	Insurance Segment	Total Segments
	(in millions)
Net loss and LAE:
Hurricane Ida	$222.6	$40.9	$263.5	$222.6	$40.9	$263.5
European Floods	105.8	7.7	113.5	105.8	7.7	113.5
Winter Storms	6.2	0.6	6.8	132.7	112.5	245.2
Other	36.9	13.1	50.0	36.9	26.8	63.7
Total net loss and LAE	371.5	62.3	433.8	498.0	187.9	685.9
Net reinstatement premiums earned(1)	(34.5)	-	(34.5)	(41.3)	-	(41.3)
Losses before income taxes	337.0	62.3	399.3	456.7	187.9	644.6
Income taxes	70.8	13.1	83.9	95.9	39.5	135.4
Net losses attributable to Alleghany stockholders	$266.2	$49.2	$315.4	$360.8	$148.4	$509.2

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1 Represents an increase in net premiums earned.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2021	2020	Change	2021	2020	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance segment	$1,514.6	$1,263.2	19.9%	$4,318.6	$3,560.7	21.3%
Insurance segment	468.5	373.9	25.3%	1,297.5	1,088.1	19.2%
	$1,983.1	$1,637.1	21.1%	$5,616.1	$4,648.8	20.8%

Underwriting (loss) profit:
Reinsurance segment	$(231.9)	$(23.4)	891.0%	$(102.8)	$(132.7)	(22.5%)
Insurance segment	31.7	(57.9)	n/m	92.8	(12.6)	n/m
	$(200.2)	$(81.3)	146.2%	$(10.0)	$(145.3)	(93.1%)

Underwriting profit excluding catastrophe and Pandemic losses:
Reinsurance segment	$137.9	$108.2	27.4%	$410.8	$287.0	43.1%
Insurance segment	94.0	80.3	17.1%	280.7	183.7	52.8%
	$231.9	$188.5	23.0%	$691.5	$470.7	46.9%

Reinsurance

TransRe’s net premiums written increased 19.9% and 21.3% in the third quarter and first nine months of 2021, respectively, from the corresponding periods of 2020, reflecting a continued increase in rates overall and growth in U.S. professional liability and agriculture lines of business, partially offset by an increase in ceded premiums.

TransRe’s combined ratios for the third quarter and first nine months of 2021 were 116.3% and 102.5%, respectively, compared with 102.0% and 103.9% for the corresponding periods of 2020, respectively. The increase in the combined ratio in the third quarter of 2021 from 2020 primarily reflects an increase in catastrophe losses, and the decrease in the combined ratio in the first nine months of 2021 from the first nine months of 2020 reflects an improved attritional loss ratio and more favorable prior year development, partially offset by higher catastrophe losses.

TransRe’s current year catastrophe losses in the third quarter and first nine months of 2021 were $372 million and $498 million, respectively. The third quarter and first nine months of 2021 included $223 million from Hurricane Ida, $106 million from the European Floods and $37 million from severe weather in Europe and Asia. Catastrophe losses in the third quarter and first nine months of 2021 also include $6 million and $133 million, respectively, of losses related to Winter Storm Uri and other storms (collectively the “Winter Storms”). In the third quarter and first nine months of 2020, TransRe’s catastrophe losses from the Pandemic were $48 million and $316 million, respectively, with an additional $48 million of catastrophe losses in the third quarter of 2020 resulting from Hurricane Laura.

In total, TransRe has incurred $407 million of Pandemic losses since inception including $2 million net favorable development in the third quarter and $16 million net adverse development in the first nine months of 2021. TransRe’s underwriting profits before catastrophe and Pandemic losses were $138 million and $411 million in the third quarter and first nine months of 2021, respectively, increases of 27.4% and 43.1% compared with the corresponding periods of 2020, respectively.

Insurance

Insurance segment net premiums written increased 25.3% and 19.2% in the third quarter and first nine months of 2021, respectively, from the corresponding periods of 2020, reflecting growth at both RSUI and CapSpecialty.

RSUI’s net premiums written increased 31.7% and 21.8% in the third quarter and first nine months of 2021, respectively, from the corresponding periods of 2020, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the directors’ and officers’ liability, property, professional and umbrella/excess lines of business.

RSUI’s combined ratios for the third quarter and first nine months of 2021 were 90.3% and 89.8%, respectively, compared with 121.1% and 100.9% for the corresponding periods of 2020, respectively. The decrease in the combined ratio in the third quarter of 2021 from the third quarter of 2020 primarily reflects lower catastrophe losses. The decrease in the combined ratio in the first nine months of 2021 from the first nine months of 2020 primarily reflects favorable prior accident year loss reserve development, compared with unfavorable prior accident year loss reserve development in the first nine months of 2020 and, to a lesser extent, a lower expense ratio and a lower overall current accident year loss ratio including catastrophe losses.

RSUI’s catastrophe losses in the third quarter and first nine months of 2021 were $62 million and $186 million, respectively, and included $41 million from Hurricane Ida and, in the first nine months of 2021, $112 million of catastrophe losses related to the Winter Storms. The remaining catastrophe losses related primarily to severe weather and flooding in the Midwestern U.S. in the spring and summer of 2021. Catastrophe losses in the third quarter and first nine months of 2020 were $135 million and $191 million, respectively, which include $57 million from Hurricane Sally and $53 million from Hurricane Laura. Catastrophe losses in the first nine months of 2020 also include losses from severe weather and flooding in the Southeastern U.S. and a tornado in Tennessee, as well as $20 million of Pandemic losses. RSUI’s underwriting profits before catastrophe and Pandemic losses were $92 million and $277 million in the third quarter and first nine months of 2021, respectively, increases of 15.8% and 49.7%, compared with the corresponding periods of 2020, respectively.

CapSpecialty’s net premiums written increased 8.3% and 11.6% in the third quarter and first nine months of 2021, respectively, from the corresponding periods of 2020, primarily reflecting growth in professional liability and other specialty casualty lines of business due to increases in business opportunities and higher rates and CapSpecialty’s expanded product offerings, partially offset by the impact of curtailing certain unprofitable broker relationships.

CapSpecialty’s combined ratios for the third quarter and first nine months of 2021 were 99.0% and 99.3%, respectively, compared with 103.2% and 102.3% for the corresponding periods of 2020, respectively. The decrease in the combined ratio in the third quarter and first nine months of 2021 reflects a lower expense ratio and reduced catastrophe losses.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,
	2021				2020
	Industrial	Non-industrial	Corp. & other	Total	Industrial	Non-industrial	Corp. & other	Total
	($ in millions)				($ in millions)

Earnings (losses) before income taxes	$33.2	$72.1	$(3.9)	$101.4	$27.3	$33.0	$9.7	$70.0

Less: net realized capital gains	0.4	0.1	-	0.5	(0.3)	0.1	(13.7)	(13.9)
Add: amortization of intangible assets	4.7	7.0	-	11.7	4.0	7.0	-	11.0
Adjusted earnings (losses) before income taxes	$38.3	$79.2	$(3.9)	$113.6	$31.0	$40.1	$(4.0)	$67.1

	Nine Months Ended September 30,
	2021				2020
	Industrial	Non-industrial	Corp. & other	Total	Industrial	Non-industrial	Corp. & other	Total
	($ in millions)				($ in millions)

Earnings (losses) before income taxes	$88.0	$112.9	$(13.8)	$187.1	$37.1	$20.4	$22.5	$80.0

Less: net realized capital gains	0.1	(0.8)	-	(0.7)	(5.6)	0.4	(30.1)	(35.3)
Add: amortization of intangible assets	13.2	21.5	-	34.7	11.4	20.9	-	32.3
Adjusted earnings (losses) before income taxes	$101.3	$133.6	$(13.8)	$221.1	$42.9	$41.7	$(7.6)	$77.0

The increases in earnings before income taxes in the third quarter and first nine months of 2021 from the corresponding 2020 periods primarily reflect higher non-industrial and industrial earnings, partially offset by an increase in long-term incentive compensation accruals in Alleghany Capital’s corporate operations and lower realized capital gains.

The increases in non-industrial earnings before income taxes in the third quarter and first nine months of 2021 primarily reflect an increase in sales and margins at Jazwares and an increase in revenue and margins at IPS and Concord. Higher industrial earnings before income taxes in the third quarter and first nine months of 2021 primarily reflect increases in revenue and margins at W&W|AFCO Steel. Higher earnings before income taxes in the first nine months of 2021 also reflect the impact of Wilbert’s April 1, 2020 inclusion in Alleghany's consolidated results.

INVESTMENTS

Alleghany reported net investment income for the third quarter and first nine months of 2021 of $133 million and $413 million, respectively, representing an increase of 2.9% and 14.9%, respectively, from the corresponding periods of 2020. The increases in net investment income in the third quarter and first nine months of 2021 from the corresponding 2020 periods primarily reflect higher dividend income, partially offset by lower interest income. The increases in dividend income reflect an increased allocation to higher-yielding common stocks and for the first nine months a large special dividend received in the second quarter from a mutual fund. Lower interest income reflects the impact of low reinvestment yields on debt securities and lower yields on short-term investment and floating-rate debt securities.

The increase in net investment income in the first nine months of 2021 also reflects higher partnership income. Alleghany's partnership income in the first nine months of 2021 reflects appreciation in a certain partnership that has exposure to cryptocurrencies as well as gains in certain other partnerships, partially offset by losses in certain partnerships with catastrophe loss exposure. Alleghany's partnership income in the first nine months of 2020 reflected the impact of the Pandemic on lower-quality debt securities held by certain of its investment partnerships.

Financial statement total return5 on investments was (0.3)% for the third quarter of 2021, compared with 1.8% for the corresponding period of 2020, primarily reflecting depreciation in the value of Alleghany’s debt and equity securities portfolio, partially offset by higher net investment income.

In the third quarter and first nine months of 2020, Alleghany recorded $2 million and $76 million, respectively, of impairment charges at Stranded Oil Resources Corporation ("SORC") from write-downs of SORC’s oil field assets. SORC was subsequently sold on December 31, 2020.

OTHER FINANCIAL INFORMATION

On August 13, 2021, Alleghany completed a public offering of $500 million aggregate principal amount of its 3.250% senior notes due on August 15, 2051 (the “2051 Senior Notes”). The 2051 Senior Notes are unsecured and unsubordinated general obligations of Alleghany. The 2051 Senior Notes were issued at approximately 98.6% of par, resulting in proceeds after underwriting discount, commissions and other expenses of $488 million, and an effective yield of approximately 3.32%. Alleghany intends to use the net proceeds of this offering for general corporate purposes, which may include the repayment at maturity of the 4.95% senior notes due 2022.

As of September 30, 2021, Alleghany had 13,749,136 shares of its common stock outstanding, compared with 14,041,180 shares of its common stock outstanding as of December 31, 2020.

During the first nine months of 2021, Alleghany repurchased an aggregate of 295,411 shares of its common stock in the open market for $190 million, at an average price per share of $644.66. As of September 30, 2021, Alleghany had $242 million remaining under its share repurchase authorization.

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5 As calculated in Alleghany's financial supplement available on Alleghany's website. See "Additional Information".

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results, and Weston Hicks, Chief Executive Officer, has issued a letter to stockholders.

Additional information regarding Alleghany’s 2021 third quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (“TransRe”), a leading global reinsurer; RSUI Group, Inc. (“RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (“CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (“Alleghany Capital”) owns and supports a diverse portfolio of eight non-financial businesses. Alleghany Capital’s industrial businesses include: (i) Precision Cutting Technologies, Inc., which provides precision automated machine tool solutions and high-performance carbide end mills and manufactures and services waterjet orifices and nozzles; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (“W&W|AFCO Steel”); (iv) Wilbert Funeral Services, Inc. (“Wilbert”), a provider of products and services for the funeral and cemetery industries and precast concrete markets; and (v) Piedmont Manufacturing Group, LLC (“Piedmont”), a provider of injection molded and thermoformed parts and multi-component assemblies for original equipment manufacturer customers in a range of end-markets. Alleghany Capital’s non-industrial businesses include: (i) IPS-Integrated Project Services, LLC (“IPS”), a design, engineering, procurement, construction management and validation service provider focused on the global pharmaceutical and biotechnology industries; (ii) Jazwares, LLC (“Jazwares”), a global toy company; and (iii) CHECO Holdings, LLC ("Concord"), a hotel management and development company.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities, product and service revenues, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Alleghany also uses underwriting profit excluding catastrophe and Pandemic losses as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments without consideration of catastrophe and Pandemic losses.

A reconciliation of underwriting profit (loss) and underwriting profit before catastrophe and Pandemic losses to earnings (losses) before income taxes is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions)		(in millions)

(Losses) earnings before income taxes	$(112.0)	$167.9	$706.8	$(68.5)

Adjustments to earnings before income taxes:
Net investment income	133.0	129.3	413.4	359.9
Change in the fair value of equity securities	(136.1)	92.8	180.6	(188.0)
Net realized capital gains	20.1	16.7	46.0	(8.3)
Change in allowance for credit losses on available for sale securities	0.1	3.4	2.3	(10.9)
Product and service revenues	1,006.6	723.8	2,574.8	1,684.4
Other operating expenses	(891.0)	(669.4)	(2,354.5)	(1,646.4)
Corporate administration	(6.2)	(12.9)	(35.9)	(17.1)
Amortization of intangible assets	(12.6)	(11.2)	(36.5)	(32.9)
Interest expense	(25.7)	(23.3)	(73.4)	(63.9)
	88.2	249.2	716.8	76.8

Underwriting loss	(200.2)	(81.3)	(10.0)	(145.3)

Current year catastrophes (ex-Pandemic)	433.8	218.8	685.9	277.0
Pandemic (current and prior year)	(1.7)	51.0	15.6	339.0

Underwriting profit excluding catastrophe and Pandemic losses	$231.9	$188.5	$691.5	$470.7

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, net realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings (losses) attributable to Alleghany stockholders and earnings (losses) per diluted share, respectively, are presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions, except share and per share amounts)

Net (losses) earnings attributable to Alleghany stockholders¹	$(115.0)	$126.5	$518.7	$(57.3)

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	(136.1)	92.8	180.6	(188.0)
Net realized capital gains	20.1	16.7	46.0	(8.3)
Change in allowance for credit losses on available for sale securities	0.1	3.4	2.3	(10.9)
Amortization of intangible assets	(12.6)	(11.2)	(36.5)	(32.9)
Income tax effect of adjustments	27.0	(21.4)	(40.4)	50.4
	(101.5)	80.3	152.0	(189.7)

Adjusted (losses) earnings	$(13.5)	$46.2	$366.7	$132.4

Weighted average diluted common shares outstanding	13,854,638	14,275,487	13,939,015	14,332,320

(Losses) earnings per diluted share	$(8.60)	$8.86	$37.22	$(4.43)

Adjusted (losses) earnings per diluted share	$(1.26)	$3.23	$26.29	$8.83

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1 The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents product and service revenues and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; and (v) income taxes. Because adjusted earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	September 30, 2021	June 30, 2021	December 31, 2020
	($ in millions, except share and per share amounts)

Stockholders' equity attributable to Alleghany stockholders	$8,859.5	$9,142.0	$8,755.7

Less: AOCI	228.3	303.2	452.4
	$8,631.2	$8,838.8	$8,303.3

Shares outstanding	13,749,136	13,888,774	14,041,180

Book value per share	$644.37	$658.23	$623.57
Book value per share excluding AOCI	$627.76	$636.40	$591.35

# # #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•
significant weather-related or other natural or man-made catastrophes and disasters;
•
the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the current Pandemic, including its impact on Alleghany’s business;
•
the cyclical nature of the property and casualty reinsurance and insurance industries;
•
changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•
adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•
the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•
the cost and availability of reinsurance;
•
the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;
•
legal, political, judicial and regulatory changes;
•
increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•
changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•
claims development and the process of estimating reserves;
•
exposure to terrorist acts and acts of war;
•
the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•
the uncertain nature of damage theories and loss amounts;
•
the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;
•
fluctuation in foreign currency exchange rates;
•
the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•
the ability to make payments on, or repay or refinance, Alleghany’s debt;
•
risks inherent in international operations; and
•
difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2020 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James
Alleghany Corporation
212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2021 – $2,704,230; 2020 – $2,051,996)	$3,471,705	$2,718,902
Debt securities (amortized cost: 2021 – $15,441,754; 2020 – $14,898,522; allowance for credit losses: 2021 – $307; 2020 – $2,579)	15,884,928	15,618,470
Short-term investments	1,060,414	714,208
	20,417,047	19,051,580
Commercial mortgage loans	543,412	670,239
Other invested assets	543,662	465,153
Total investments	21,504,121	20,186,972
Cash	995,506	791,442
Accrued investment income	94,844	88,760
Premium balances receivable	1,487,785	1,145,341
Reinsurance recoverables	2,187,575	1,781,096
Ceded unearned premiums	447,125	311,898
Deferred acquisition costs	679,796	595,117
Property and equipment at cost, net of accumulated depreciation and amortization	299,404	267,872
Goodwill	631,827	614,163
Intangible assets, net of amortization	786,029	787,462
Current taxes receivable	—	3,189
Funds held under reinsurance agreements	887,551	794,453
Other assets	1,867,624	1,559,245
Total assets	$31,869,187	$28,927,010

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$14,354,864	$12,970,626
Unearned premiums	3,507,790	2,984,060
Senior notes and other debt	2,552,198	2,135,946
Reinsurance payable	333,033	208,384
Current taxes payable	8,966	—
Net deferred tax liabilities	16,670	43,547
Other liabilities	1,973,630	1,594,918
Total liabilities	22,747,151	19,937,481
Redeemable noncontrolling interests	262,526	233,809
Common stock (shares authorized: 2021 and 2020 – 22,000,000; shares issued: 2021 and 2020 – 17,459,961)	17,460	17,460
Contributed capital	3,611,383	3,613,454
Accumulated other comprehensive income	228,349	452,402
Treasury stock, at cost (2021 – 3,710,825 shares; 2020 – 3,418,781 shares)	(1,834,742)	(1,645,930)
Retained earnings	6,837,060	6,318,334
Total stockholders’ equity attributable to Alleghany stockholders	8,859,510	8,755,720
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$31,869,187	$28,927,010

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended September 30,
	2021	2020
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,842,894	$1,556,859
Net investment income	132,965	129,265
Change in the fair value of equity securities	(136,042)	92,799
Net realized capital gains	20,172	16,751
Change in allowance for credit losses on available for sale securities	54	3,454
Product and service revenues	1,006,570	723,785
Total revenues	2,866,613	2,522,913

Costs and Expenses
Net loss and loss adjustment expenses	1,513,877	1,173,655
Commissions, brokerage and other underwriting expenses	529,247	464,522
Other operating expenses	890,972	669,423
Corporate administration	6,225	12,871
Amortization of intangible assets	12,637	11,223
Interest expense	25,659	23,319
Total costs and expenses	2,978,617	2,355,013

(Losses) earnings before income taxes	(112,004)	167,900
Income taxes	(28,509)	30,253
Net (losses) earnings	(83,495)	137,647
Net earnings attributable to noncontrolling interest	31,471	11,125
Net (losses) earnings attributable to Alleghany stockholders	$(114,966)	$126,522

Net (losses) earnings	$(83,495)	$137,647
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($14,784) and $20,504 in 2021 and 2020, respectively	(55,616)	77,133
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($4,248) and ($1,687) for 2021 and 2020, respectively	(15,978)	(6,345)
Change in unrealized currency translation adjustment, net of deferred taxes of ($896) and $3,219 for 2021 and 2020, respectively	(3,370)	12,109
Retirement plans	117	420
Comprehensive (loss) income	(158,342)	220,964
Comprehensive income attributable to noncontrolling interests	31,471	11,125
Comprehensive (loss) income attributable to Alleghany stockholders	$(189,813)	$209,839

Basic (losses) earnings per share attributable to Alleghany stockholders	$(8.31)	$8.86
Diluted (losses) earnings per share attributable to Alleghany stockholders	(8.60)	8.86

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Nine Months Ended September 30,
	2021	2020
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$5,232,008	$4,396,147
Net investment income	413,380	359,938
Change in the fair value of equity securities	180,588	(187,991)
Net realized capital gains	46,045	(8,323)
Change in allowance for credit losses on available for sale securities	2,272	(10,900)
Product and service revenues	2,574,830	1,684,335
Total revenues	8,449,123	6,233,206

Costs and Expenses
Net loss and loss adjustment expenses	3,713,153	3,225,461
Commissions, brokerage and other underwriting expenses	1,528,796	1,315,935
Other operating expenses	2,354,453	1,646,390
Corporate administration	35,931	17,143
Amortization of intangible assets	36,546	32,884
Interest expense	73,448	63,869
Total costs and expenses	7,742,327	6,301,682

Earnings (losses) before income taxes	706,796	(68,476)
Income taxes	132,639	(21,111)
Net earnings (losses)	574,157	(47,365)
Net earnings attributable to noncontrolling interest	55,431	9,953
Net earnings (losses) attributable to Alleghany stockholders	$518,726	$(57,318)

Net earnings (losses)	$574,157	$(47,365)
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($48,377) and $56,401 in 2021 and 2020, respectively	(181,991)	212,175
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($10,147) and ($6,051) for 2021 and 2020, respectively	(38,170)	(22,761)
Change in unrealized currency translation adjustment, net of deferred taxes of ($839) and $3,506 for 2021 and 2020, respectively	(3,158)	13,190
Retirement plans	(735)	1,356
Comprehensive income	350,103	156,595
Comprehensive income attributable to noncontrolling interests	55,431	9,953
Comprehensive income attributable to Alleghany stockholders	$294,672	$146,642

Basic earnings (losses) per share attributable to Alleghany stockholders	$37.28	$(4.01)
Diluted earnings (losses) per share attributable to Alleghany stockholders	37.22	(4.43)